EXHIBIT 99.1

THIOLA PRODUCT LINE
(A Product of Mission Pharmacal Company)

Financial Statement

Year ended December 31, 2013 and Three Months ended March 31, 2014 and 2013

Independent Auditors’ Report

The Board of Directors
Retrophin, Inc.:

We have audited the accompanying statement of the Thiola product line of Mission Pharmacal Company, which comprise the statement of net revenues and direct expenses for the year ended December 31, 2013, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the Thiola product line net revenues and direct expenses for the year ended December 31, 2013 in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

The accompanying statement of net revenues and direct expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Retrophin, Inc. as described in note 2 and are not intended to be a complete presentation of the results of operations. Our opinion is not modified with respect to this matter.

/S/ BDO USA, LLP

August 14, 2014

THIOLA PRODUCT LINE
(A Product of Mission Pharmacal Company)

Statements of Revenues and Direct Expenses
Year ended December 31, 2013 and for the (Unaudited) Three Months Ended March 31, 2014 and 2013
(Amounts in thousands)

	December 31, 2013	March 31, 2014	March 31, 2013
		(Unaudited)	(Unaudited)
Net Revenues
Gross Revenues	$2,338	$420	$434
Sales discounts and adjustments	(340)	(92)	(84)
Total Net Revenues	1,998	328	350

Direct cost of revenues	465	80	97
Gross Profit	1,533	248	253

Direct expenses:
Royalty expenses	248	46	42

Net revenues in excess of direct expenses	$1,285	$202	$211

See accompanying notes to financial statement.

THIOLA PRODUCT LINE
(A Product Mission Pharmacal Company)

Notes to Financial Statement

December 31, 2013 and three months ended March 31, 2014 and 2013

(Amounts in thousands)

(1)	Background

On May 29, 2014, Mission Pharmacal Company (“Mission”) entered into a Trademark License and Supply Agreement with Retrophin, Inc. (“Retrophin” or the “Company”) whereby Retrophin obtained a license to market, sell and commercialize the product Thiola under Mission’s trademark (“Product” or “Thiola”). The Company did not acquire any assets or assume any liabilities associated with this Product. Thiola is a prescription drug used to control the rate of cystine precipitation and excretion in the disease cystinuria. Due to the rarity of the disorder, Thiola falls under the classification of an orphan drug.

(2)	Basis of Presentation

The Company believes that according to the guidance of Article 11 of Regulation S-X, the acquisition of the U.S. rights to Thiola meets the definition of a “business,” and exceeds the conditions of significance set forth in Rule 1-02(w) of Regulation S-X at the 20% level, but less than the 40% level, which requires inclusion in the Form 8-K audited financial statements of the Thiola business for one year pursuant to the requirements of Rule 3-05 of Regulation S-X and unaudited financial statements of the Thiola business for the applicable interim periods.

The accompanying interim statements of revenues and direct expenses for the three months  ended March 31, 2014 and 2013 have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”)  and the rules and regulations of the SEC for interim financial statements. The interim statements reflect all adjustments consisting of normal, recurring adjustments, that are necessary for a fair presentation of the results of operations  for the interim periods presented. Interim results are not necessarily indicative of results for a full year.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission under Rule 3-05 of Regulation S-X. Historically, complete financial statements have never been prepared for the Thiola product line as Mission did not maintain the Thiola product line as a stand-alone business, division or subsidiary, and therefore it is impractical to prepare stand-alone or full carve-out financial statements for the Thiola product line. The statements of net revenues and direct expenses of the Thiola product line have been prepared in conformity with U.S. generally accepted accounting principles and have been derived from the operating activities directly attributed to the Thiola product line from Mission’s books and records. The statement of net revenues and direct expenses does not purport to reflect all the costs, expenses, and cash flows that would have been associated had the Thiola product line been operated as a stand-alone, separate entity. No allocation has been made for corporate overhead, interest or income tax expenses as Mission considered such items to be corporate expense and did not allocate them to product lines. In addition, the statement of net revenues and direct expenses may not be indicative of the operating results going forward or for changes in the business that may be made by the licensee. Mission’s transaction systems, including accounts receivable and accounts payable, which are used to record and account for cash transactions were not designed to identify assets and liabilities and receipts and payments on a product specific basis. As a result, cash flows for the Thiola product line are unavailable.

(3)	Summary of Significant Accounting Policies

(a)	Revenue Recognition

Revenue from product sales is recognized when the earnings process is complete. Revenue for product sales is recognized when persuasive evidence of an arrangement exists, delivery of the product to a third party has occurred, the price to the buyer is fixed and determinable and collectability is reasonably assured. Net revenues include deductions for product returns, rebates and chargebacks  and normal cash discounts, and exclude sales taxes, duties and other governmental charges, and also exclude shipping and distribution costs as well as amounts repaid or credited by reason of properly rejected or returned goods, discounts mandated by, or granted in response to, applicable state, provincial or federal law, any amounts recorded in gross revenue associated with goods provided to customers or distributors for free and amounts provided or credited to customers.

Rebates and Chargebacks

Rebates are provided to state agencies which administer the federal Medicaid program, wholesale and other government agencies. The most significant of these charges are Medicaid charges and wholesaler chargebacks. A chargeback represents the difference between the invoice price to the wholesaler and the indirect customer’s contractual discounted price. Chargeback amounts are usually based on a volume of purchases using contractual or statutory prices for a product. Factors used in the calculation of the provision for rebates include the identification of which products have been sold subject to a rebate, which customer or government agency price terms apply. For Medicaid and other government agency programs, the calculation of a rebate involves interpretations of relevant regulations, which are subject to challenge or change in interpretation.

Prompt Pay Discounts

The Company offers discounts to its customer for prompt payments. The Company estimates these discounts based on customer terms and historical experience, and expects that its customer will always take advantage of this discount. The Company offers cash discounts of 2% of the sales price as an incentive for prompt payment.

(b)	Use of Estimates

The preparation of this financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and direct expenses, and the related disclosures at the date of the financial statement and during each reporting period. Components particularly subject to estimation include charges for rebates and returns. On an ongoing basis, management re-evaluates its estimates and actual results could differ.

(c)	Direct costs of revenues

Costs of revenues include expenses that directly relate to the acquired product as well as an allocation of costs that can be directly related to the product line. Certain of these expenses include allocations of indirect manufacturing costs which were generally based on direct labor and product-related costs, and freight in.

(d)	Royalties

Mission is party to a license agreement with a third party university whereby Mission is subject to a royalty on net product sales. The Company records royalty expense as sales are recorded.

(e)	Other costs

Certain costs representing centralized services, including back-office support, sales and marketing, advertising and distribution that are not directly associated with the product line, are not included in the statement of revenues and direct expenses because they either don’t apply to the Product or are immaterial to the financial statements presented herein.

(4)	Subsequent Events

The Company has evaluated subsequent events through August 14, 2014, the date the financial statements were issued, and is not aware of any subsequent events to disclose or be recorded in the statement of revenues and direct expenses, other than the acquisition of the Product by the Company, as discussed above.